                                                                     Exhibit 3.2

                      SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                               CENTER TRUST, INC.

          These Second Amended and Restated Bylaws of Center Trust, Inc., a Maryland corporation (the "Corporation"), restate, integrate and further amend the Amended and Restated Bylaws of the Corporation adopted by the Board of Directors of the Corporation on December 10, 1993, as amended by the First Amendment to the Amended and Restated Bylaws of the Corporation dated as of August 12, 1996, the Second Amendment to the Amended and Restated Bylaws of the Corporation dated as of July 7, 1997 and the Third Amendment to the Amended and Restated Bylaws of the Corporation dated as of August 14, 1997. The text of the Amended and Restated Bylaws of the Corporation as heretofore amended is hereby restated and amended to read in its entirety as follows:


                                   ARTICLE I
                                    OFFICES

          Section 1.  PRINCIPAL OFFICE AND REGISTERED AGENT.  The principal
                      -------------------------------------
office of the Corporation shall be located at such place in the State of Maryland as the Board of Directors may designate and the registered agent of the Corporation in the State of Maryland shall be such person as the Board of Directors may designate.

          Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional
                      ------------------
offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

          Section 1.  PLACE.  All meetings of stockholders shall be held at such
                      -----
place, either within the State of Maryland or at such other place within the United States as shall be designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal office of the Corporation.

          Section 2.  ANNUAL MEETING.  An annual meeting of the stockholders for
                      --------------
the election of directors and the transaction of any business within the powers of the Corporation shall be held each year on a date and at a time designated by the Board of Directors.

          Section 3.  SPECIAL MEETINGS. Special meetings of the stockholders for
                      ----------------
the transaction of any business within the powers of the Corporation may be called by the President, Chief Executive Officer or Board of Directors. Except as may be otherwise provided by the Maryland General Corporation Law, as it may be amended from time to time (the "MGCL"), special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five (25%) percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters

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proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

          Section 4.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.
                      -------------------------------------------------
Written notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) contain any additional statements required in a notice of a special meeting, and shall include a copy of any requisite statements or provisions prescribed by the provisions of the MGCL; provided, however, that any business of the Corporation may be transacted at any annual meeting without being specially noticed unless the provisions of the MGCL provide otherwise.
The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and shall include a copy of any requisite statements or provisions prescribed by the provisions of the MGCL. Written notice of any meeting shall be given to each stockholder either by mail or personally delivered to him or by leaving it at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting, unless any provisions of the MGCL shall prescribe a different elapsed period of time, to each stockholder at his address appearing on the books of the Corporation or the address supplied by him for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of the Corporation's Charter, these Bylaws or of the provisions of the MGCL, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or his presence in person or by proxy at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice shall also apply, whenever the Corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

          Section 5.  SCOPE OF NOTICE.  Any business of the Corporation may be
                      ---------------
transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

          Section 6.  QUORUM.  At any meeting of stockholders, the presence in
                      ------
person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under the provisions of the MGCL or the Corporation's Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to

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adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7.  VOTING.  A majority of all the votes cast at a meeting of
                      ------
stockholders duly called and at which a quorum is present shall be sufficient to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the provisions of the MGCL or by the Charter of the Corporation. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          Section 8.  PROXIES.  Every stockholder may authorize another person
                      -------
or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation.
No proxy shall be valid more than eleven months from the date of its execution, unless the proxy provides otherwise.

          Section 9.  VOTING OF STOCK BY CERTAIN HOLDERS.  Stock registered in
                      ----------------------------------
the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

          Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date of closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

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          Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Subtitle 7 of Title 3 of the MGCL (as the same may hereafter be amended from time to time) shall not apply to the voting rights of any shares of stock of the Corporation now or hereafter held by Alexander Haagen, Sr., Charlotte Haagen, Alexander Haagen III, Seymour Kreshek, Fred W. Bruning, or Edward Krasnove and any Affiliate (as defined in Section 3-601 of the MGCL) or Associates (as defined in Section 3-701 of the MGCL) of any of the foregoing persons.

          Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Subtitle 7 of Title 3 of the MGCL, shall not apply to any acquisitions of shares of capital stock of any class of the Corporation made at any time by Prometheus Western Retail, LLC or any of its existing or future "affiliates" (as defined in Section 3-601(b) of the MGCL, as it may be amended from time to time). Any amendment, modification, alteration or repeal of any provision of this paragraph shall not eliminate, restrict or otherwise limit such exemption with respect to any such acquisitions that have been consummated, or are the subject of an existing agreement entered into prior to the amendment, modification, alteration or repeal.

          Section 10.  INSPECTORS.  At any meeting of stockholders, the chairman
                       ----------
of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
   ----- -----

          Section 11.  NOMINATIONS AND STOCKHOLDER BUSINESS
                       ------------------------------------

          (a)  Annual Meetings of Stockholders.
               -------------------------------

               (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 11(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the

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annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later then the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 11(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

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          (c)  General.
               -------

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination or proposal be disregarded.

               (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 12.  CONDUCT OF MEETINGS.  Meetings of the stockholders shall
                       -------------------
be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, the Vice Chairman of the Board, if any, the President, or a Vice-President. The Secretary of the Corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the Secretary nor an assistant secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          Section 13.  INFORMAL ACTION BY STOCKHOLDERS.  Any action required or
                       -------------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of the meeting: a unanimous written consent, which sets forth such action and is signed by each stockholder entitled to vote on the matter and, as applicable, a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.


                                 ARTICLE III
                                   DIRECTORS

          Section 1.   GENERAL POWERS.  The business and affairs of the
                       --------------
Corporation shall be managed under the direction of its Board of Directors.

          Section 2.   NUMBER AND QUALIFICATION.  The number of directors of the
                       ------------------------
Corporation shall be eleven, which number may be increased or decreased, but not to less than seven, nor more than thirteen. The number of directors may be increased or decreased by an

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amendment to these Bylaws, provided, however, that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland.

          Section 3.   ELECTION AND TERM.  The directors shall be divided into
                       -----------------
three classes designated Class I, Class II and Class III, as nearly equal in number as possible, with a term of three years each, and the term of office of one class shall expire each year. Class I directors shall hold office initially for a term expiring at the annual meeting of stockholders in 1994, Class II directors shall hold office initially for a term expiring at the annual meeting of stockholders in 1995 and Class III directors shall hold office initially for a term expiring at the annual meeting of stockholders in 1996. Beginning with the annual meeting of stockholders in 1994 and at each succeeding annual meeting of stockholders, the directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each director will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified or until his death, retirement, resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the stockholders which have not been filled by said stockholders, may be filled by the Board of Directors. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum.

          Section 4.   ANNUAL AND REGULAR MEETINGS.  An annual meeting of the
                       ---------------------------
Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

          Section 5.   SPECIAL MEETINGS.  Special meetings of the Board of
                       ----------------
Directors may be called by or at the request of the Chairman of the Board, the President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

          Section 6.   NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Notice of any
                       ---------------------------------------
special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed or mailed to each director at his business or residence address. Personally delivered, facsimile transmitted or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in this notice, unless specifically required by statute or these Bylaws. Whenever any notice of the time, place, or

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purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the MGCL of these Bylaws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the meeting, or presence at the meeting, shall be deemed equivalent to the giving of such notice to such director or such committee member.

          Section 7.  QUORUM.  At all meetings of the Board of Directors, a
                      ------
majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Charter of the Corporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Notwithstanding the foregoing, one more than a majority of the authorized number of directors shall be necessary to constitute a quorum to approve the actions set forth below in clauses (i) through (iv), and such actions shall not be effective unless approved by one more than a majority of the authorized number of directors and by the stockholders of the Corporation, if required by the MGCL, the Charter or these Bylaws. Such action includes:

          (i) a Change in Control (as hereinafter defined) of the corporation or CT Operating Partnership, L.P. (the "Operating Partnership");

          (ii) any amendment to the Charter or these Bylaws (except for such amendments as may be required in the reasonable discretion of a majority of the Board of Directors to maintain the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended);

          (iii) any waiver or modification of the Ownership Limit (as defined in the Charter); and

          (iv) the issuance of any equity securities (other than shares of Common Stock issued (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the Board of Directors, (b) pursuant to the Corporation's stock incentive plan, (c) upon exchange of OP Units under the partnership agreement of the Operating Partnership or (d) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms) or rights to acquire any such securities.

     For purposes of this Section 7:

          (a) the term "Change in Control" of (A) the Corporation shall mean (i) any transaction or series of transactions (whether by purchase of existing shares of Common Stock, issuance of shares of Common Stock, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than The Alexander Haagen Company, Inc. or its affiliates becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any

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     surviving entity) or (y) the Beneficial Owners of the capital stock of the
     Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving entity) immediately after such transaction or (ii) any transaction or series of transactions (whether by purchase of existing shares of Common Stock or OP Units, issuance of shares of Common Stock or OP Units, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than The Alexander Haagen Company, Inc. or its affiliates becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding (including shares of Common Stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving entity) or (y) the Beneficial Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding (including shares of Common Stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving entity) immediately after such transaction; or (B) the Operating Partnership shall mean (i) any sale, transfer or other conveyance (whether by merger or consolidation of the Corporation or otherwise) by the Corporation of the general partnership interest in the Operating Partnership, except such transfers permitted under Section 11.2 of the Agreement of Limited Partnership of the Operating Partnership, (ii) any transaction or series of transactions (whether by purchase of existing OP Units, issuance of OP Units, merger, consolidation or otherwise) the result of which is that either (x) any Person or Group other than The Alexander Haagen Company, Inc. or its affiliates becomes the Beneficial Owner, directly or indirectly, of OP Units which represent 20% or more of the total percentage of limited partnership interests (including interests of assignees) therein or (y) the Beneficial Owners of limited partnership interests (including interests of assignees) therein immediately prior to the transaction beneficially own less than 80% of the total percentage of limited partnership interests (including interests of assignees) therein then outstanding immediately after such transaction.

          (b) The term "Person" as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

          (c) The term "Group" as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

          (d) The term "Beneficial Owner" as used herein shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately

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     exercisable.

          (e) The term "Ownership Limit" as used herein shall have the same meaning as such term has in the Charter of the Corporation.

          Section 8.  TELEPHONE MEETINGS.  Directors may participate in a
                      ------------------
meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or
                      ----------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

          Section 10. VACANCIES.  If for any reason any or all the directors
                      ---------
cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office for the unexpired term of the director he is replacing.

          Section 11. COMPENSATION.  Directors shall not receive any stated
                      ------------
salary for their services as directors but, by resolution of the Board of Directors, fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 12. REMOVAL OF DIRECTORS.  Any or all of the directors may be
                      --------------------
removed, with cause, by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors.

          Section 13. SURETY BONDS.  Unless required by law, no director shall
                      ------------
be obligated to give any bond or surety or other security for the performance of any of his duties.

          Section 14. RELIANCE.  Each director, officer, employee and agent of
                      --------
the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

          Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES
                      ------------------------------------------------

AND AGENTS. The directors shall have no responsibility to devote their full time
----------
to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

                                  ARTICLE IV
                                  COMMITTEES

          Section 1.  NUMBER, TENURE AND QUALIFICATIONS.  The Board of Directors
                      ---------------------------------
may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

          Section 2.  POWERS.  The Board of Directors may delegate to committees
                      ------
appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

          Section 3.  MEETINGS.  In the absence of any member of any such
                      --------
committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

          Section 4.  TELEPHONE MEETINGS.  Members of a committee of the Board
                      ------------------
of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 5.  INFORMAL ACTION BY COMMITTEES.  Any action required or
                      -----------------------------
permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                                   ARTICLE V
                                   OFFICERS

          Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall
                      ------------------
include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Chief Financial Officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. Unless otherwise provided in the resolution of election or appointment, and subject to any employment agreements, the officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer may appoint one or more Vice Presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

          Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the
                      -----------------------
Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

          Section 3.  VACANCIES.  A vacancy in any office may be filled by the
                      ---------
Board of Directors for the balance of the term.

          Section 4.  CHAIRMAN OF THE BOARD.  The Board of Directors may
                      ---------------------
designate a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

          Section 5.  CHIEF EXECUTIVE OFFICER.  The Board of Directors shall
                      -----------------------
designate a Chief Executive Officer. In the absence of such designation, the President shall be the chief executive officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

          Section 6.  PRESIDENT.  The Board of Directors shall designate a
                      ---------
President. In the absence of such designation, the Chief Executive Officer shall be the President of the Corporation. The President shall in general supervise and control the business and affairs of the Corporation. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 7.  VICE PRESIDENT.  In the absence of the President or in the
                      --------------
event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Senior Vice President or as Vice President for particular areas of responsibility.

          Section 8.  CHIEF FINANCIAL OFFICER.  The Board of Directors may
                      -----------------------
designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

          Section 9.  TREASURER.  The Treasurer shall have the custody of the
                      ---------
funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

          Section 10. SECRETARY.  The Secretary shall (a) keep the minutes of
                      ---------
the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board of Directors.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The
                      ----------------------------------------------
assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

          Section 12. SALARIES.  The salaries of the officers shall be fixed
                      --------
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

                                  ARTICLE VI
                        CONTRACTS, CHECKS AND DEPOSITS

          Section 1.  CONTRACTS.  The Board of Directors may authorize any
                      ---------
officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

          Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for
                      -----------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

          Section 3.  DEPOSITS.  All funds of the Corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.


                                  ARTICLE VII
                                     STOCK

          Section 1.  CERTIFICATES.  Certificates representing shares of stock
                      ------------
shall set forth thereon the statements prescribed by Sections 2-207 and 2-211 of the MGCL and by any other applicable provision of law and the statements prescribed in Article VII of the Charter of the Corporation. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures of such officers may be either manual or facsimile signatures. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized by the provisions of Section 2-210 of the MGCL.

          Section 2.  TRANSFERS.  Upon compliance with the provisions
                      ---------
restricting the transferability of shares of stock contained in the Charter, these Bylaws and the MGCL, if any, transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

          Section 3.  LOST CERTIFICATE.  The Board of Directors (or any officer
                      ----------------
designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

          Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The
                      --------------------------------------------------
Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

          In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

          If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but any such payment of a dividend or allotment of rights shall not be made more than sixty days after the date on which the resolution is adopted; and a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty days after the original record date.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

          Section 5.  STOCK LEDGER.  The Corporation shall maintain at its
                      ------------
principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          Section 6.  FRACTIONAL SHARE INTERESTS OR SCRIP.  The Corporation may,
                      -----------------------------------
but shall not be obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip or other evidence of ownership, and which shall entitle its holder to exchange such scrip or other evidence of ownership aggregating a full share for a certificate which represents the share, but such scrip or other evidence of ownership shall not, unless otherwise provided, entitle the holder to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to a provision for forfeiture of such proceeds to the Corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.


                                 ARTICLE VIII
                                  FISCAL YEAR

          The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.


                                  ARTICLE IX
                                   DIVIDENDS

          Section 1.  DECLARATION.  Dividends upon the stock of the Corporation
                      -----------
may be declared by the Board of Directors, subject to the provisions of the MGCL and the Charter of the Corporation. Dividends may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

          Section 2.  CONTINGENCIES.  Before payment of any dividends, there may
                      -------------
be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X
                               INVESTMENT POLICY

          Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.


                                  ARTICLE XI
                                CORPORATE SEAL

          The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization and shall contain such other words and/or figures as the Board of Directors shall determine or the law require. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.


                                  ARTICLE XII
                                INDEMNIFICATION

          To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claims made against such individual by reason of service in the capacities described in clauses (i) and (ii). The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served as a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                                 ARTICLE XIII
                               WAIVER OF NOTICE

          Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE XIV
                              AMENDMENT OF BYLAWS

          The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.